UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Republic Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF REPUBLIC BANCORP, INC.

THURSDAY, APRIL 23, 2009

To our shareholders:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Republic Bancorp, Inc.  The following are details for the meeting:

Date:     Thursday, April 23, 2009

Time:      9:00 A.M., EDT

Place:    Republic Bank Building

Lower Level Community Room

9600 Brownsboro Road

Louisville, Kentucky 40241

Items on the agenda:

1.     To elect eight directors;

2.     To ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm for 2009; and,

3.     To transact such other business as may properly come before the meeting.

Record date: The close of business on February 17, 2009 is the record date for determining the shareholders entitled to notice of, and to vote at, the 2009 Annual Meeting of Shareholders.

Your vote is important.  Whether or not you plan to attend the Annual Meeting of Shareholders, we hope you will vote as soon as possible.  Please review the instructions with respect to each of your voting options as described in the proxy statement and the Notice of Internet Availability of Proxy Materials.

IF YOU PLAN TO ATTEND:  Please note that space limitations make it necessary to limit attendance at the Annual Meeting of Shareholders.  Shareholders holding stock in brokerage accounts (“street name holders”) may be asked to produce a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices or other like forms of electronic devices will not be permitted at the Annual Meeting of Shareholders.

Very truly yours,

Steven E. Trager

President and Chief Executive Officer

Louisville, Kentucky

This notice of annual meeting and proxy statement and form of proxy are being distributed and made available on or about March 13, 2009.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on April 23, 2009.

The proxy statement and annual report to shareholders are available at www.investorvote.com/RBCAA.

REPUBLIC BANCORP, INC.

601 West Market Street

Louisville, Kentucky  40202

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Bancorp, Inc. (the “Company” or “Republic”).  The proxies will be voted at the 2009 Annual Meeting of Shareholders (“Annual Meeting”) of Republic on April 23, 2009, and at any adjournments of the meeting.

This proxy statement, notice of annual meeting and form of proxy are first being mailed or made available to shareholders on or about March 13, 2009.  As used in this document, the terms “Republic,” the “Company,” “we,” “our” and “us” refer to Republic Bancorp, Inc., a Kentucky corporation.

VOTING

Record date.  You are entitled to notice of and to vote at the Annual Meeting, if you held of record, shares of our Class A Common Stock or Class B Common Stock at the close of business on February 17, 2009.  On that date, 18,347,929 shares of Class A Common Stock and 2,310,405 shares of Class B Common Stock were issued and outstanding for purposes of the Annual Meeting.

Voting rights.  Each share of Class A Common Stock is entitled to one (1) vote and each share of Class B Common Stock is entitled to ten (10) votes.  Based on the number of shares outstanding as of the record date, the shares of Class A Common Stock are entitled to an aggregate of 18,347,929 votes, and the shares of Class B Common Stock are entitled to an aggregate of 23,104,050 votes at the Annual Meeting.

Voting by proxy.  If you received the Notice of Internet Availability of Proxy Materials, you may follow the instructions on that notice to access the proxy materials and download the proxy or vote via the Internet.  If you request a paper or electronic copy of the proxy materials, the proxy will be mailed or e-mailed to you along with the other proxy materials.  If you received a paper copy of this proxy statement, the proxy is enclosed.  If a proxy is properly executed, returned to Republic and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth on the proxy.  If no instructions are given, the shares represented will be voted for the Board of Director nominees named in this proxy statement, for the ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2009 and on other matters in accordance with the recommendations of the Board of Directors. The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the enclosed proxy statement, or their substitutes, will have discretionary authority to vote on any other business which may properly come before the Annual Meeting and any adjournment thereof and will vote the proxies in accordance with the recommendations of the Board of Directors.

You may attend the Annual Meeting even though you have executed a proxy. You may revoke your proxy at any time before it is voted by delivering written notice of revocation to the Secretary of Republic, by delivering a subsequent dated proxy, by voting by telephone or through the Internet on a later date, or by attending the annual meeting and voting in person.

Quorum and voting requirements and counting votes.  The presence in person or by proxy of the holders of a majority in voting power of the combined voting power of the Class A Common Stock and the Class B Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as being present or represented at the Annual Meeting for the purpose of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner is otherwise present by proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

The affirmative vote of a plurality of the votes duly cast is required for the election of directors. All other matters presented at the meeting will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

SHARE OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Republic as of February 17, 2009, based on information available to the Board of Directors. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. In the following table, information in the column headed “Class A Common Stock” does not reflect the shares of Class A Common Stock issuable upon conversion of Class B Common Stock.  Information is included for:

(1)          persons or entities who own more than 5% of the Class A Common Stock or Class B Common Stock outstanding;

(2)          directors placed in nomination;

(3)          the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and the other three executive officers of Republic who earned the highest total salary and bonus during 2008 (the “Named Executive Officers” or “NEOs”); and,

(4)          all named executive officers and directors of Republic as a group.

Except as otherwise noted, Republic believes that each person named below has the sole power to vote and dispose of all shares shown as owned by such person.  Please note that the table provides information about the number of shares beneficially owned, as opposed to the voting power of those shares.

Executive officers, directors and director nominees as a group (collectively 10 persons) hold 69% of the combined voting power of the Class A and Class B Common Stock which represents 53% of the total number of shares of Class A and Class B Common Stock outstanding as of  February 17, 2009 as detailed below:

	Class A Common Stock			Class B Common Stock			Class A and Class B Common Stock Combined
Name	Shares		Percent	Shares		Percent	Shares	Percent

Five Percent Shareholders:

Bernard M. Trager 601 West Market Street Louisville, Kentucky 40202	8,520,786	(1)	46.4%	1,921,863	(2)	83.2%	10,442,649	50.5%

Steven E. Trager 601 West Market Street Louisville, Kentucky 40202	8,284,333	(3)	45.1	1,125,744	(4)	48.7	9,410,077	45.5

A. Scott Trager 601 West Market Street Louisville, Kentucky 40202	8,185,662	(5)	44.6	1,142,300	(6)	49.4	9,327,962	45.1

Sheldon Gilman, Trustee for the grandchildren of Bernard M. Trager 400 West Market Street Suite 2200 Louisville, Kentucky 40202	7,967,392	(7)	43.4	1,107,515	(8)	47.9	9,074,907	43.9

Teebank Family Limited Partnership 7413 Cedar Bluff Court Prospect, Kentucky 40059	7,165,051	(9)	39.0	939,449	(9)	40.7	8,104,500	39.2

The Jaytee Properties Limited Partnership 7413 Cedar Bluff Court Prospect, Kentucky 40059	750,067	(9)	4.1	168,066	(9)	7.3	918,133	4.4

Directors, Nominees and Executive Officers:

Craig A. Greenberg	1,308	(10)	*	—		*	1,308	*
Michael T. Rust	4,630	(11)	*	—		*	4,630	*
Sandra Metts Snowden	23,953	(12)	*	—		*	23,953	*
R. Wayne Stratton	18,411	(13)	*	2,063	(14)	*	20,474	*
Susan Stout Tamme	8,365	(15)	*	—		*	8,365	*
Bernard M. Trager	8,520,786	(1)	46.4	1,921,863	(2)	83.2	10,442,649	50.5
Steven E. Trager	8,284,333	(3)	45.1	1,125,744	(4)	48.7	9,410,077	45.5
A. Scott Trager	8,185,662	(5)	44.6	1,142,300	(6)	49.4	9,327,962	45.1
William R. Nelson	1,601	(16)	*	—		*	1,601	*
Kevin Sipes	50,075	(17)	*	242		*	50,317	*

Directors, Nominees and All Executive Officers (10 persons):	9,016,163		49.1%	1,977,181		85.6%	10,993,344	53.2%

* - Represents  less than 1.0% of total

(1)          Includes 7,165,051 shares held of record by Teebank Family Limited Partnership (“Teebank”) and 750,067 shares held of record by Jaytee Properties Limited Partnership (“Jaytee”).  With respect to Teebank and Jaytee, Bernard M. Trager is a limited partner and his spouse, Jean S. Trager, is a limited partner and co-trustee of a trust which is a general partner of each of these limited partnerships.  Also includes 252,724 shares held of record by the Trager Family Foundation, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code of which Bernard M. Trager is a director.  Bernard M. Trager shares voting and investment power over these shares with Jean S. Trager, Steven E. Trager, and Shelley Trager Kusman. Also includes 3,190 shares allocated to Bernard M. Trager under Republic’s Employee Stock Ownership Plan (“ESOP”) and 7,891 shares held in a 401(k) plan.

(2)          Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Teebank and Jaytee, Bernard M. Trager is a limited partner and his spouse, Jean S. Trager, is a limited partner and co-trustee of a trust which is a general partner of each of these limited partnerships.  Also includes 142,764 shares owned by Jean S. Trager and 1 share held in a 401(k) plan.

(3)          Includes 7,165,051 shares held of record by Teebank and 750,067 shares held of record by Jaytee. With respect to Teebank and Jaytee, Steven E. Trager is a general and limited partner, as well as co-trustee of a trust which is a general partner of each of these limited partnerships.  Trusts for the benefit of, among others, Steven E. Trager’s two minor children, are limited partners of both Teebank and Jaytee. Includes 7,478 shares held by Steven E. Trager’s spouse. Includes 252,724 shares held of record by the Trager Family Foundation. Steven E. Trager shares voting and investment power over these shares with Jean S. Trager, Bernard M. Trager, and Shelley Trager Kusman.  Also includes 3,989 shares allocated to Steven E. Trager under the ESOP and 7,573 shares held in a 401(k) plan.

(4)          Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Teebank and Jaytee, Steven E. Trager is a general and limited partner as well as co-trustee of a trust which is a general partner of each of these limited partnerships. Trusts for the benefit of, among others, Steven E. Trager’s two minor children are limited partners of both Teebank and Jaytee.  Also includes 1,215 shares held in a 401(k) plan.

(5)          Includes 7,165,051 shares held of record by Teebank and 750,067 shares held of record by Jaytee. A. Scott Trager is a limited partner with shared voting authority of both Teebank and Jaytee. Includes 51,697 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary. Also includes 3,989 shares allocated to A. Scott Trager under the ESOP, 32,172 shares held in a 401(k) plan and 12,154 shares for options that are exercisable within 60 days.

(6)          Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee. A. Scott Trager is a limited partner with shared voting authority of both Teebank and Jaytee. Includes 4,107 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary. Also includes 1,190 shares held in a 401(k) plan.

(7)          Includes 7,165,051 shares held of record by Teebank and 750,067 shares held of record by Jaytee. Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, is a limited partner with shared voting authority of both Teebank and Jaytee.  Also includes 39,307 shares held by Sheldon Gilman’s spouse.

(8)          Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee.  Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, is a limited partner with shared voting authority of both Teebank and Jaytee.

(9)          Teebank and Jaytee are limited partnerships of which Bernard M. Trager, Steven E. Trager, A. Scott Trager and Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, are limited partners. Steven E. Trager is a general and limited partner of Teebank and Jaytee and is co-trustee with Jean S. Trager of a trust which is a general partner of Teebank and Jaytee. Steven E. Trager, A. Scott Trager and Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, share voting power with respect to the shares held by Teebank and Jaytee. The following table provides information about the units of Teebank and Jaytee owned by directors and officers of Republic.  The number of units owned by the partners of Teebank and Jaytee are identical in each partnership.

Name	Number of Units		Percent of Units Outstanding

Bernard M. Trager	1,031,605	(a)	51.6%
Steven E. Trager	348,389	(b)	17.4
A. Scott Trager	5,281		*
Sheldon Gilman, as trustee	382,620		19.2

* - Represents  less than 1.0% of total

(a)           Includes 535,702 units held by Jean S. Trager and 20,000 units held by the Jean S. Trager Trust.

(b)           Includes 327,583 units held in a revocable trust and 20,000 units held by the Jean S. Trager Trust.

(10)        Includes 1,308 shares held by Craig A. Greenberg in a deferred compensation plan.

(11)        Includes 2,585 shares held by Michael T. Rust in a deferred compensation plan.

(12)        Includes 247 shares held by Sandra Metts Snowden’s spouse.  Also includes 3,234 shares held by Sandra Metts Snowden in a deferred compensation plan.

(13)        Includes 5,352 shares held jointly by R. Wayne Stratton with his spouse and 11,423 shares held by R. Wayne Stratton’s spouse. R. Wayne Stratton shares investment and voting power over these shares.  Also includes 1,636 shares held by R. Wayne Stratton in a deferred compensation plan.

(14)        Includes 849 shares held jointly by R. Wayne Stratton with his spouse and 1,214 shares held by R. Wayne Stratton’s spouse.  R. Wayne Stratton shares investment and voting power over these shares.

(15)        Includes 2,653 shares held by Susan Stout Tamme in a deferred compensation plan.

(16)        Includes 1,601 shares allocated to William R. Nelson under the ESOP.

(17)        Includes 3,497 shares allocated to Kevin Sipes under the ESOP and 12,154 shares for stock options held by Kevin Sipes that are exercisable within 60 days.

PROPOSAL ONE: ELECTION OF DIRECTORS

Republic’s Board of Directors is comprised of one class of directors that are elected annually.  Each director serves a term of one (1) year or until his or her successor is duly elected or qualified.  Republic’s Bylaws provide for not less than five (5) nor more than fifteen (15) directors. In accordance with the Company’s Bylaws, the Board of Directors has fixed the number of directors to be elected at the 2009 Annual Meeting at eight (8). The Nominating Committee and the Board of Directors have nominated for election as directors: Bernard M. Trager, Steven E. Trager, A. Scott Trager, Craig A. Greenberg, Michael T. Rust, Sandra Metts Snowden, R. Wayne Stratton and Susan Stout Tamme. Each of the nominees is a current member of the Board of Directors.

Directors Bernard M. Trager, Steven E. Trager and A. Scott Trager also serve as directors of Republic Bank & Trust Company and Directors Steven E. Trager and A. Scott Trager also serve as directors of Republic Bank, a federally chartered thrift subsidiary based in Florida. Independent director nominees Craig A. Greenberg, Michael T. Rust, Sandra Metts Snowden, R. Wayne Stratton and Susan Stout Tamme comprise a majority of the Board of Directors and qualify as independent directors as defined in Rule 4200(a)(15) of the NASDAQ listing standards. While the Company is a “controlled company” as defined under the NASDAQ rules and thus is entitled to an exemption from the majority independence rule, the Company has not elected this exemption for its 2009 election of directors, but reserves the right to claim this exemption in the future.

Neither the Nominating Committee nor the Board of Directors has reason to believe that any nominee for director will not be available for election or to serve following election. However, if any of the nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Nominating Committee or the Board of Directors may recommend.

The following table details the indicated information for each nominee and incumbent director and for the other currently serving executive officers who are listed in the compensation tables which follow but who are not nominees or incumbent directors:

Name and Principal Occupation for Past Five Years	Age	Director Since
Director Nominees:
Bernard M. Trager serves as Chairman of Republic. Prior to 1998, he also served as CEO of Republic and as Chairman of Republic Bank & Trust Company, Republic’s principal bank subsidiary.	80	1974

Steven E. Trager began serving as President and CEO of Republic and Chairman and CEO of Republic Bank & Trust Company in 1998. He also has served as Chairman of Republic Bank since October, 2006. From 1994 to 1997 he served as Vice Chairman and from 1994 to 1998 he served as Secretary of Republic.	48	1988

A. Scott Trager has served as Vice Chairman of Republic since 1994 and has served as President of Republic Bank & Trust Company since 1984. He has served as a director of Republic Bank since January, 2009.	56	1990

Craig A. Greenberg is an attorney with the law firm of Frost Brown Todd, LLC in Louisville, Kentucky, which firm provides general legal services. He is also a member of the development team of Museum Plaza, a planned 1.2 million square foot $380 million mixed-use development on Louisville’s waterfront. He served as a director of Republic Bank & Trust Company from November, 2006 to April, 2008 and has served as a director of Republic from April, 2008 to present.	35	2008

Michael T. Rust is President of Kentucky Hospital Association (“KHA”), located in Louisville, Kentucky. He served as a director of Republic Bank & Trust Company from May, 2001 to April, 2007 and has served as a director of Republic from April, 2007 to present.	58	2007

Sandra Metts Snowden is President of Metts Company Inc., d/b/a Realty World, Sandy Metts & Associates, a real estate sales, management, brokerage and development firm located in Louisville, Kentucky. She served as a director of Republic Bank & Trust Company from May, 1994 to April, 1999 and has served as a director of Republic from April, 1999 to present.	63	1999

R. Wayne Stratton is a Certified Public Accountant and a member-owner of the public accounting firm of Jones, Nale & Mattingly PLC located in Louisville, Kentucky. He served as a director of Republic Bank & Trust Company from November, 1994 to April, 1995 and has served as a director of Republic from April, 1995 to present.	61	1995

Susan Stout Tamme is President and CEO of Baptist Hospital East and Vice President of Baptist Healthcare System, Inc. located in Louisville, Kentucky. She served as a director of Republic Bank & Trust Company from March, 1999 to April, 2003 and has served as a director of Republic from April, 2003 to present.	58	2003

Name and Principal Occupation for Past Five Years	Age	Director Since
Non-Director Executive Officers:
Kevin Sipes has served as Executive Vice President (“EVP”) and Treasurer of Republic and Republic Bank & Trust Company since January, 2002 and CFO of Republic and Republic Bank & Trust Company since October, 2000. He has served as a director of Republic Bank since October 2006. He began serving as Chief Accounting Officer and Controller of Republic in 2000. He joined Republic Bank & Trust Company in 1995 as an Assistant Vice President (“AVP”) of Finance.	37	N/A

William R. Nelson has served as President, Tax Refund Solutions, of Republic Bank & Trust Company since 2007. He previously served as Director of Relationship Management of HSBC, Taxpayer Financial Services, in 2004 and was promoted to Group Director – Independent Program in 2006 to 2007. He previously served as Director of Sales, Marketing and Customer Service with Republic Bank & Trust Company from 1999 through 2004.	45	N/A

None of the directors placed in nomination hold any directorships in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Republic’s directors were elected at the most recent Annual Meeting held on April 23, 2008, to a one (1) year term. The Company’s executive officers are selected by the Board of Directors and hold office at the discretion of the Board of Directors.

Bernard M. Trager, Steven E. Trager and A. Scott Trager are relatives. Bernard M. Trager is the father of Steven E. Trager and the uncle of A. Scott Trager; Steven E. Trager and A. Scott Trager are cousins.

The Board of Directors and its Committees

The Board

Each Director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. The Board of Directors held six (6) regularly scheduled board meetings during 2008.  Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which such directors served during their respective terms of service in 2008.

Committees of the Board

The Board has three (3) standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board committees currently consist of the Audit Committee, the Compensation Committee and the Nominating Committee. In accordance with NASDAQ listing standards, all the committees are comprised solely of non-employee, independent Directors (as defined in Rule 4200(a)(15) of the NASDAQ listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934). Charters for each committee, as well as the Code of Conduct and Ethics, are available on the Company’s website at www.republicbank.com.  Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement.

The table below details current membership for each of the standing Board committees:

Audit Committee	Compensation Committee	Nominating Committee
Michael T. Rust	Craig A. Greenberg	Craig A. Greenberg
Sandra Metts Snowden	Sandra Metts Snowden*	Sandra Metts Snowden*
R. Wayne Stratton, CPA*	Susan Stout Tamme	Susan Stout Tamme

* - Denotes Committee Chairperson

The Audit Committee, held twelve (12) meetings during 2008. The Board of Directors has evaluated the credentials of and designated and appointed R. Wayne Stratton, CPA, as Chairman of the Audit Committee and as the “audit committee financial expert” as required by Section 407 of the Sarbanes-Oxley Act of 2002.

Republic’s Board of Directors adopted a written charter for the Audit Committee, which sets out the functions and responsibilities of the Audit Committee. As described in the charter, the Audit Committee, among other things, is directly responsible for the selection, oversight and compensation of the Company’s independent registered public accounting firm. It is also responsible for the oversight of the accounting and financial reporting processes of the Company, audits of the financial statements and pre-approval of any non-audit services of the independent registered public accounting firm. The Audit Committee is responsible for making recommendations to the Board of Directors with respect to: the review and scope of audit arrangements; the independent registered public accounting firm’s suggestions for strengthening internal accounting controls; matters of concern to the Audit Committee, the independent registered public accounting firm, or management relating to Republic’s consolidated financial statements or other results of the annual audit; the review of internal accounting procedures and controls with Republic’s financial and accounting staff; the review of the activities and recommendations of Republic’s Internal Auditor and compliance auditors; and the review of the consolidated financial statements and other financial information published by Republic. Auditors for the Company are required to report directly to the Audit Committee. The Audit Committee is required to pre-approve all audit and permitted non-audit services provided by its independent registered public accounting firm.

The Compensation Committee held five (5) meetings during 2008. The Compensation Committee makes recommendations to the Board of Directors as to the amount and form of NEO compensation and option awards, if any. The Compensation Committee also reviews and approves Republic’s Management Succession Plan on an annual basis. The Compensation Committee did not utilize the services of an independent consultant in 2008. The Chairman and CEO make recommendations to the Compensation Committee with respect to NEO compensation. The Compensation Committee has recommended and the Board of Directors has approved and adopted a Code of Conduct and Ethics Policy that applies to all directors, officers and employees, including the principal executive and financial officers, the controller and the principal accounting officer. The Company intends to post amendments to, or waivers from, its Code of Conduct and Ethics Policy, if any, that apply to the principal executive and financial officers, the controller or the principal accounting officer on its website.

The Nominating Committee held one (1) meeting in 2008. In 2009, the Nominating Committee and the entire Board of Directors approved the director nominees to be considered for election at the Annual Meeting. All nominees served as directors during 2008. No candidates for director nominees for the 2009 Annual Meeting were submitted to the Nominating Committee or the Board of Directors for consideration by any non-management shareholder.

The Nominating Committee will consider candidates for director nominees at the 2010 Annual Meeting put forth by security holders. Security holders should submit nominations, if any, to the Company’s Secretary, Michael A. Ringswald at 601 West Market Street, Louisville, Kentucky 40202 no later than November 13, 2009.  The Nominating Committee will consider candidates who have a strong record of community leadership in Republic’s markets.  Candidates should possess a strong record of achievement in both business and civic endeavors, possess strong ethics and display leadership qualities including the ability to analyze and interpret both banking and other endeavors of an entrepreneurial nature and be able to attract new Company relationships.  Board diversity as a whole is also considered. Recommendations of the “Trager Family Members” (generally defined to include Bernard M. Trager, Jean S. Trager and their descendants, and companies, partnerships or trusts in which they are majority owners or beneficiaries), as well as prior services and performance as a director, will be strongly considered. The Company does not pay a third party fee to assist in identifying and evaluating director nominees, but the Company does not preclude the potential for utilizing such services, if needed, as may be determined at the discretion of the Nominating Committee. No candidate that was recommended by a beneficial owner of more than five percent (5%) of the Company’s voting Common Stock was rejected. The “Trager Family Members” recommended all director nominees submitted to the Nominating Committee and the Company’s Board of Directors. The Nominating Committee received no other recommendations for any director nominees.

All Company directors and director nominees of record attended the 2008 Annual Meeting which was held on April 23, 2008. All Company directors and director nominees are requested and are expected to attend the 2009 Annual Meeting to be held on April 23, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, which is comprised entirely of independent directors, is responsible for establishing the compensation of, and compensation policies for, NEOs of   Republic.  The Holding Company does not separately compensate its executive officers, all of whom are also executive officers of Republic Bank & Trust Company and are compensated directly by Republic Bank & Trust Company for their services.

Objectives of Republic’s Compensation Program.  The purpose of Republic’s Compensation Program is to establish and maintain suitable financial compensation and financial rewards for job performance that principally focuses on profit.  Other goals are assigned and attributed to the NEOs in the primary areas of loan and deposit growth, risk management and regulatory control, customer service and operations.

With respect to the NEOs in the Summary Compensation Table included in this proxy statement, the Committee also establishes specific goals in order to provide incentives for the NEOs to perform in the best interests of the Company and its shareholders and to provide measurable components against which the NEO’s performance can be evaluated.  While other goals are defined and reviewed, gross operating profit is the central and most important goal.  Therefore, if profitability goals are met, compensation increases and bonuses will normally be awarded even if other goals are not fully achieved.

The NEOs are currently comprised of Bernard M. Trager, Chairman of the Board (the “Chairman”); Steven E. Trager, President and Chief Executive Officer (“CEO”); A. Scott Trager, Vice Chairman (“VC”); Kevin Sipes, Executive Vice President, Chief Accounting Officer and Chief Financial Officer (“CFO”); and William R. Nelson, President/Tax Refunds Solutions (“PRES/TRS”).

Compensation Elements.  The Company’s executive compensation program has three principal components: base salary, the NEO incentive compensation program or bonus program, and stock options. The NEOs also participate in Company-wide employee benefit plans and are rewarded, as part of their base compensation, additional selected business-related perquisites such as, by way of example, car allowances and country club memberships.

Purpose of Republic’s Compensation Elements.  The primary purpose of the base salary component of Republic’s compensation program is to provide base compensation for ordinary living expenses.  The Company wants to provide its NEOs with a base salary that supports a reasonable lifestyle that is comparable to their high and visible standing in the community, that supports the demands from the community given that standing and their community visibility and also provides reasonable compensation for the performance of their duties and responsibilities directly associated with their executive officer status.  As long as the Company’s financial performance is deemed acceptable, additions to base salary are typically granted annually in response to cost of living factor increases and as a reward for performance. While the Committee considers cost of living adjustments when evaluating base pay, such adjustments are not automatic, but are also dependent on satisfactory earnings.  The Committee, in making this determination, uses its collective judgment and does not apply any particular formula or measurement.

Bonus potentials are used to provide the NEOs with an incentive to improve short-term and long-term Company performance.  Stock options are also granted from time to time to provide the NEOs with an incentive to maximize the Company’s financial performance, as well as to provide a retention incentive.

Establishment of Compensation Levels.  Republic’s compensation elements are designed to be generally competitive with similar employment opportunities or positions in similar sized companies in the metropolitan Louisville, Kentucky area. The Compensation Committee, however, does not rely on benchmarking to determine its compensation elements; rather, the Compensation Committee gives strong consideration to the recommendations of the Chairman and the CEO, whose recommendations are based upon those officers’ subjective judgment, along with the knowledge and general awareness of the members of the Compensation Committee as active members of the metropolitan Louisville, Kentucky business community. The Compensation Committee does review various benchmarking publications to determine if compensation levels are within reasonable ranges as compared to those benchmarks, but they are not used to set compensation. The Compensation Committee has not previously engaged a third-party executive compensation consultant and has no immediate plans to do so in the future.

The Chairman and CEO make specific executive compensation recommendations to the Compensation Committee on all compensation elements. The Chairman recommends his own compensation, which, if reasonable in the subjective judgment of the Compensation Committee, is normally and historically accepted and approved by the Compensation Committee and ultimately the Board of Directors without change. The CEO’s compensation is also largely, if not exclusively, dependent on the recommendation of the Chairman and, if reasonable in the subjective judgment of the Compensation Committee, it also is normally accepted and approved by the Compensation Committee and ultimately the Board of Directors without change. The compensation of the remaining NEOs is principally recommended by the CEO with input from the Chairman. All salary and bonus executive compensation is approved by the Board of Directors after recommendation by the Compensation Committee.

NEO Incentive Compensation Program.  The NEO incentive compensation program is designed to reward those individuals who contribute through their own performance and their influence on others to achieve and exceed Republic’s financial goals. NEO incentive compensation is tied principally to the annual gross operating profit (before taxes) achieved as compared to the internal annual budget. The gross operating profit objective for 2008 was approximately $57.4 million. The profit goal is designed to be a challenge to meet, but not impractical or impossible. It is designed to provide an incentive for NEOs to achieve desired budgeted financial results. The profit goal should not be relied upon by any investor as an indication of management’s prediction of its future performance. The gross operating profit objective for 2009 is approximately $84.2 million.  In its discretion, the Company may modify its budgeted goals and the Compensation Committee may elect to exclude any extraordinary income or other items from its determination as to whether or not the financial goal was, in fact, met or substantially met.

The Compensation Committee, on recommendation of the Chairman and the CEO, sets individual bonus potential at the end of each fiscal year to be applied to the next fiscal year for all NEOs except for the PRES/TRS.  The PRES/TRS’ bonus potential is set at the end of each fiscal year and is applied to the Company’s tax season, which occurs substantially during the first quarter of the next fiscal year.  The bonus potential for 2008 was $175,000 for the Chairman, $185,000 for the CEO, $175,000 for the VC, $300,000 for the PRES/TRS and $110,000 for the CFO. The bonus potential for all NEOs remains unchanged for 2009 except for the CFO, whose bonus potential was increased to $125,000 and for the PRES/TRS, whose bonus potential was increased to $400,000. By written agreement with each NEO, the bonus potential is subject to amendment either upward or downward at the discretion of the Compensation Committee; however, no such amendment to established bonus potential awards has previously occurred.

There are some occasions when an NEO other than the Chairman or the CEO may be awarded bonus compensation based on factors such as competitive information about the salaries or bonuses paid for similar positions at other local companies or achievements other than profit, although no such bonuses above the stated bonus potential for any NEO were awarded in 2008.  Bonus awards are not payable until March 15th of the following fiscal year for which the bonuses, if any, were earned for all NEOs except the PRES/TRS, whose bonus, if approved, is paid half in August and the remaining half is paid in December of the Company’s fiscal year. An additional requirement for bonus payment is that the NEO receiving a bonus payment must be an employee in good standing as of the March 15th payment date or, in the case of the PRES/TRS, in August for the first half of the payout and December for the second half of the payout, or the bonus is not paid by the Company.

Overall Company stock performance is not a component of evaluation for the purpose of NEO incentive compensation. Republic’s stock is not heavily traded and thus may be subject to market fluctuations beyond the reasonable control of management. Also, in the Compensation Committee’s view, the significant stock holdings of the Chairman and the CEO provide, in and of themselves, material executive management motivation to not only preserve but to grow shareholder value, particularly long-term shareholder value.

Ultimately, the Compensation Committee believes that reasonable and consistent earnings over time will translate into appropriate and favorable stock performance. The Compensation Committee’s policies are not designed to encourage Republic’s NEOs to manage the Company on a quarter to quarter time horizon or even solely over a one year time period.  Investment in capital improvements, product development and new market expansion can act to reduce short-term profits while providing for a larger future, longer-term profit potential and/or provide for the long-term soundness and sustainability of the Company’s operations and, thus, its long-term profit potential.  All of these factors are taken into account by the Compensation Compensation Committee in its subjective annual evaluation process and deliberations.

All NEO incentive compensation is tied to the Company’s current year budgeted gross operating profit goal as described above except for the PRES/TRS.  The PRES/TRS has goals expressly tied to the profitability of the Company’s Tax Refund Solutions business operating segment.

Results Rewarded under Republic’s Compensation Program.  The principal result rewarded under Republic’s Compensation Program with respect to incentive based compensation is the degree of attainment of Company profit goals as determined by the budgeted income objectives. Consideration is given if profit objectives are not fully met due to factors beyond the control of the respective NEO. Such factors have historically included economic factors, regulatory changes impacting profit objectives, or management decisions that may impact current profitability in return for the potential for greater long-term profitability.  These decisions may include such things as banking center expansion or technology upgrades or other similar circumstances that were not evident when the budget was initially approved by Republic’s Board of Directors.  The NEO incentive compensation program is flexible and will take into account factors beyond the control of any NEO in determining the amount of compensation to be paid in any given year. In 2008, the Compensation Committee took into account the effect of portfolio investment security write-downs, which were deemed by the Compensation Committee to be largely attributable to broad-based economic deterioration beyond the reasonable control of management.  If the Company’s budgeted gross operating profit goal is not achieved, then a percentage of the potential bonus payout may be awarded based on any intervening factors that may have been outside the control of the respective NEO, or as a result of meaningful profitability performance even though the budgeted profitability goal may not have been fully met or even materially met. Nonetheless, Republic’s compensation program does not automatically result in incentives being paid based on a percentage of any particular goal attainment.  Given the Company’s overall financial performance in 2008, all NEOs received their full potential bonus awards and a modest salary increase effective January 1, 2009.

Equity Compensation.  The Company’s primary form of equity-based incentive compensation is incentive stock options. This form of compensation has been historically used by the Company due to previously favorable accounting and tax treatment. Stock options are also granted by the Company’s competitors and the Compensation Committee believes stock options have been an expectation of business executives in Republic’s marketplace. Despite the ramifications from the adoption of the Statement of Financial Accounting Standards (“SFAS”) No. 123(R) “Share Based Payment,” the Compensation Committee believes that stock options continue to provide a strong retention factor to enhance the Company’s ability to maintain the employment of its high performing executives. Additionally, Republic’s standard form of stock option agreement provides for a two (2) year prohibition, following the termination of employment of a stock option recipient, on the solicitation of any customer or the recruitment and hiring of any Company associate. The Company’s stock option agreement also has confidentiality requirements which act to protect the Company’s proprietary information. A violation of those provisions allows the Company to require a forfeiture of the option stock or the profits derived from the sale of that stock if sold. All options granted have a change in control provision providing for immediate vesting of any unexercised option grants.

With the exception of new hires or promotions, stock option grants recommended to the Compensation Committee by the Chairman and the CEO are normally reviewed during the last calendar quarter when NEO performance during that calendar year can also be considered. In choosing the date for the grant of stock options, the Compensation Committee gives no consideration to market events; any relationship between the option grant date and the price of the Company’s stock on that date is strictly coincidental. Stock options were granted to the VC for 15,000 shares, to the CFO for 15,000 shares and to the PRES/TRS for 4,000 shares in 2008.  Even though the gross operating profit goal was essentially met, the Chairman and CEO did not recommend, and, as a result, the Compensation Committee did not grant, any stock options to the Chairman or CEO in 2008.  This decision was not based on any failure of the Chairman or CEO to meet any performance objective.

Post-Employment Benefits.  As described under the heading “Post-Employment Compensation” elsewhere in this proxy statement, Republic has entered into Officer Compensation Continuation Agreements with each of the NEOs, with the exception of Bernard M. Trager. As described herein, the Officer Compensation Continuation Agreements provide for the payment to an NEO terminated following a change in control equal to up to 24 months of the NEO’s base salary and benefits. The Company deems the agreements necessary for the maintenance of sound management and essential to protecting the best interests of the Company and its shareholders. The agreements are intended to encourage the NEOs to remain in the employment of the Company and to continue to perform their assigned duties without distraction in the face of potentially disruptive events that would normally surround a Company change in control.  Potential payments and benefits under these arrangements have no bearing on the Compensation Committee’s deliberations regarding all other compensation elements.  The Company has modified these agreements to conform them to changes in law under Section 409A of the Internal Revenue Code of 1986, as amended.

Republic Bank & Trust Company entered into a death benefit agreement with Chairman Bernard M. Trager, effective September 10, 1996. The agreement provides for payment as described in more detail elsewhere in this proxy statement if Bernard M. Trager is a full-time employee in good standing at the date of his death.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Sandra Metts Snowden, Chairperson

Craig A. Greenberg

Susan Stout Tamme

DIRECTOR COMPENSATION

During 2008, non-employee directors of Republic and its principal banking subsidiary received fees of $2,000 for each board meeting attended and fees ranging from $125 to $500, based on the particular committee, for each committee meeting attended. On occasion, brief, typically single-issue telephonic meetings may be held for which there is no compensation. Non-employee directors have the option of allocating their fees into a Director Deferred Compensation Plan. Compensation paid or deferred to directors of Republic during 2008 for services as a director of Republic were as follows:

DIRECTOR SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation ($)	Total ($)

Charles E. Anderson (3)	12,675	—	—	—	19,874	—	32,549
Craig A. Greenberg (4)	12,300	—	—	—	8,677	—	20,977
Michael T. Rust	16,500	—	—	—	53,806	—	70,306
Sandra Metts Snowden	17,600	—	—	—	23,136	—	40,736
R. Wayne Stratton	16,063	—	—	—	12,044	—	28,107
Susan Stout Tamme	12,100	—	—	—	19,210	—	31,310

(1)        Bernard M. Trager, Steven E Trager and A. Scott Trager are not included in this table as they are employees of the Company and thus receive no compensation for their services as directors. The compensation received by these individuals is included in the “Summary Compensation Table.”

(2)        The amounts in column (f) reflect cash dividends and stock value appreciation on deferred compensation balances, which are deemed by the plan to be invested in Republic stock.  Cash dividends are accumulated and converted into stock equivalents on a quarterly basis.

(3)        Charles E. Anderson served as a director of Republic through April 22, 2008, after which he was appointed to the honorary position of Director Emeritus of Republic Bank & Trust Company.  He was paid $8,000 for board meeting attendance after April 22, 2008.

(4)        Craig A. Greenberg earned $4,000 as a director of Republic Bank & Trust Company prior to being elected as a director of Republic.

CERTAIN INFORMATION AS TO MANAGEMENT

The following table contains information concerning the compensation received by Republic’s CEO, CFO and the other three most highly compensated executive officers of Republic for the fiscal year ended December 31, 2008:

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Bernard M. Trager, Chairman and Director	2008 2007	587,000 587,000	175,000 —	— —	— —	— —	— —	32,988 29,825	794,988 616,825

Steven E. Trager, President, CEO, and Director	2008 2007	310,000 310,000	185,000 —	— —	— —	— —	— —	50,089 43,397	545,089 353,397

A. Scott Trager, Vice Chairman and Director	2008 2007	300,000 300,000	175,000 —	— —	22,375 28,370	— —	— —	43,106 36,262	816,456 336,262

William R. Nelson, President,Tax Refund Solutions	2008 2007	245,000 163,702	300,000 —	— —	9,028 6,958	— —	— —	19,075 2,156	643,635 388,458

Kevin Sipes, EVP, CFO and Chief Accounting Officer	2008 2007	225,000 225,000	110,000 —	— —	22,375 28,370	— —	— —	29,850 25,455	663,200 250,455

(1)        The amounts in column (d) reflect bonuses awarded and paid after fiscal year-end 2008 for achievement of corporate, individual and departmental goals during 2008.

(2)        The amounts in column (f) reflect the value of stock options granted in 2008 and earlier years to A. Scott Trager, William R. Nelson and Kevin Sipes, determined in accordance with SFAS 123(R.  The value of these options is reflected over their vesting period.  Assumptions used in the calculation of this value are included in Footnote 17 “Stock Plans and Stock Based Compensation” of the Company’s audited financial statements for the fiscal year ended

December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2009.

(3)          The amounts in column (i) include the following:

Name	401(k) Matching Contributions ($)	Life Insurance Policies ($)	Club Memberships ($)	Auto Allowance or Personal Use of Company Owned Vehicles ($)	Employee Stock Ownership Plan Allocation ($)*	Total ($)

Bernard M. Trager	8,625	521	10,517	4,837	11,613	36,113
Steven E. Trager	8,625	1,860	18,086	9,600	15,103	53,274
A. Scott Trager	8,625	1,860	17,718	2,925	15,103	46,231
William R. Nelson	8,625	744	—	—	12,831	22,200
Kevin Sipes	8,625	1,860	—	9,600	14,406	34,491

* - The amounts reflect the dollar value of 427 shares of stock for Bernard M. Trager, and 555 shares of stock each for Steven E. Trager and A. Scott Trager, and 472 shares of stock for William R. Nelson, and 530 shares of stock for Kevin Sipes, using the $27.20 closing price of the shares as of December 31, 2008, when those shares are allocated to the named executive officer pursuant to the terms of the Company’s Employee Stock Ownership Plan.  This plan allocates all stock released from loan collateral pledge during a year based on the relative compensation of all eligible participants in the plan as of the last day of each year.

GRANTS OF PLAN BASED AWARDS DURING 2008

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
								All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base Price of	Full Grant Date Fair
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock or Units (#)	Underlying Options (#)(1)	Option Awards ($/sh)	Value of Awards ($)
Bernard M. Trager	—	—	—	—	—	—	—	—	—	—	—

Steven E. Trager	—	—	—	—	—	—	—	—	—	—	—

A. Scott Trager	11/19/08 11/19/08	— —	— —	— —	— —	— —	— —	— —	7,500 7,500	19.89 19.89	31,073 30,655

William R. Nelson	11/19/08 11/19/08	— —	— —	— —	— —	— —	— —	— —	2,000 2,000	19.89 19.89	8,286 8,175

Kevin Sipes	11/19/08 11/19/08	— —	— —	— —	— —	— —	— —	— —	7,500 7,500	19.89 19.89	31,073 30,655

(1)        These options were approved by the Company’s Compensation Committee on November 19, 2008, for grant effective at the close of business on November 19, 2008. The first exercisable date and full grant date fair value per share for the first shares listed above for each executive officer is 11/19/13 and $4.14. The first exercisable date and full grant date fair value per share for the second shares listed above for each executive officer is 11/19/14 and $4.09.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bernard M. Trager	—	—	—	—	—	—	—	—	—

Steven E. Trager	—	—	—	—	—	—	—	—	—

A. Scott Trager	12,154	— 4,410 4,410 4,410 2,625 2,625 7,500 7,500	—	8.72 20.71 20.71 20.71 23.87 23.87 19.89 19.89	04/10/09 05/15/10 05/15/11 05/15/12 12/07/12 12/07/13 11/18/14 11/18/15	—	—	—	—

William R. Nelson	—	— 5,000 5,000 2,000 2,000	—	— 22.26 22.26 19.89 19.89	— 04/09/12 04/09/13 11/18/14 11/18/15	—	—	—	—

Kevin Sipes	12,154	— 4,410 4,410 4,410 2,625 2,625 7,500 7,500	—	8.72 20.71 20.71 20.71 23.87 23.87 19.89 19.89	04/10/09 05/15/10 05/15/11 05/15/12 12/07/12 12/07/13 11/18/14 11/18/15	—	—	—	—

(1) The first exercisable date for each option listed by expiration date is as follows:

Expiration Date	Exercisable Date
04/10/09	04/11/08
05/15/10	05/16/09
05/15/11	05/16/10
05/15/12	05/16/11
12/07/12	12/08/11
12/07/13	12/08/12
11/18/14	11/19/13
11/18/15	11/19/14

OPTIONS EXERCISES AND STOCK VESTED DURING 2008

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Bernard M. Trager	—	—	—	—
Steven E. Trager	—	—	—	—
A. Scott Trager	12,154	123,485	—	—
William R. Nelson	—	—	—	—
Kevin Sipes	12,154	106,226	—	—

POST-EMPLOYMENT COMPENSATION

Republic Bank & Trust Company entered into a death benefit agreement with Bernard M. Trager which became effective September 10, 1996. The agreement provides, subject to certain conditions, for a payment in an amount equal to his average gross Internal Revenue Service (“IRS”) W-2 income-taxable compensation during the two (2) completed calendar years just prior to his death, multiplied by three. The payment is to be paid to the designated beneficiary in thirty-six consecutive equal installments, without interest. No benefit is payable if Bernard M. Trager is not a full-time employee in good standing as of his date of death, and, in exchange for the promised benefit, Bernard M. Trager has agreed not to solicit customers of the Bank or other institutions or divulge Company or Bank confidential information. The agreement terminates in the event of a change of control.

Republic entered into Officer Compensation Continuation Agreements with Steven E. Trager and A. Scott Trager, which became effective January 12, 1995.  Republic entered into an Officer Compensation Continuation Agreement with Kevin Sipes, which became effective June 15, 2001 (all collectively, “Agreements”). These Agreements provide for the payment of the executive officer’s base salary for up to a period of two (2) years in the event of disability or if, following the announcement of a potential change in control, or after an actual change in control, the executive officer terminates his employment for “Good Reason” or his employment is terminated other than pursuant to death or for “Cause,” as defined in the Agreements. “Good Reason” is defined to include a material diminution in duties or demotion, material change in benefit plans or fringe benefits, or a reduction in base salary.   In addition, any stock options or other similar rights will become immediately exercisable upon a change in control that results in termination, and benefits provided by the Bank are to continue for the salary continuation period, to the extent possible, or alternative benefits are to be secured. For purposes of these Agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the “Trager Family Members” as a group or a reduction to less than 25% of the combined voting power of the stock held by the “Trager Family Members.”

Republic and its wholly-owned banking subsidiary, Republic Bank & Trust Company, approved separate Modification Agreements (collectively, “Modifications”) to the Agreements on February 15, 2006. Each Modification conformed the Agreement to changes in law enacted under section 409A of the Internal Revenue Code of 1986, as amended, and generally provided that payments under an Agreement to an executive who is a “key employee” may not commence earlier than six months following the executive’s separation from service from Republic and Republic Bank & Trust Company. The initial payment to an executive will include any make up payments that would have been made to the executive but for the delay due to the executive’s status as a “key employee.” In other respects, the original Agreements continue in effect, without change. The agreement signed by Kevin Sipes called for a lump sum payment at its present value, rather than continuation of periodic compensation payments.  The Modification for Kevin Sipes provided that his lump sum would not be paid earlier than six (6) months following his separation from service.  All of the Agreements limited the total value of the consideration paid to three times the five-year average of the executive’s prior taxable compensation, so as to avoid lost tax deductions or excise taxes under Internal Revenue Code Section 280G.

In 2008, each of these agreements was amended and restated to incorporate prior changes and to conform certain language and definitions, and clarify the timing of payment, to comply with Internal Revenue Code Section 409A final regulations.

The Agreements detailed above were renewed effective as of December 31, 2008 for a term to cover any change in control that occurs within three (3) years after that date. The Agreements are automatically extended for one (1) additional year at each December 31, to maintain a three (3) year coverage period, unless Republic gives notice to the executive(s) that it elects not to extend the Agreement(s).

Detail of executive agreements which trigger post-employment payments, trigger events and estimated payment amount/values follow:

Executive Name	Agreement Which Triggers Post- Employment Payments(1)	Trigger event	Estimated Payment Amount/Value (2)
Bernard M. Trager	Death Benefit Agreement	Death while employed and before a change in control	$1,929,753

Steven E. Trager	Officer Compensation Continuation Agreement	Termination of Employment after potential or actual Change in Control	$726,534

A. Scott Trager	Officer Compensation Continuation Agreement	Termination of Employment after potential or actual Change in Control	$905,443

Kevin Sipes	Officer Compensation Continuation Agreement	Termination of Employment after potential or actual Change in Control	$731,997

(1)                                Each of these agreements is described in more detail above.

(2)                                The estimated values are determined based on the Agreements’ terms, and assuming a trigger event for payment occurred on December 31, 2008. In the case of the Officer Compensation Continuation Agreements, (i) the value of benefits continuing for up to 24 months was assumed to be equal to two times the Bank’s cost of health, life, long-term disability, 401(k) and ESOP benefits for the executive for the fiscal year ending 2008, and (ii) because vesting accelerates on stock options upon change in control, an amount equal to the closing price of Republic’s stock as of the last trading date in 2008 (December 31, 2008), less the exercise price of each then-unvested option, is also included. While each such agreement includes a cap on the total amounts owed based on the limits of Internal Revenue Code Section 280G, that cap is not expected to reduce the amounts payable for any of these executives.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report:

It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Crowe Horwath LLP, Republic’s independent registered public accounting firm, to audit the consolidated financial statements in accordance with the United States Generally Accepted Accounting Standards.  The Audit Committee has adopted a written charter describing the functions and responsibilities of the Audit Committee.

In connection with its review of Republic’s consolidated financial statements for 2008, the Audit Committee has:

•                 reviewed and discussed the audited consolidated financial statements with management;

•                 discussed with the independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380);

•                 received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and,

•                 approved the audit and non-audit services of the independent registered public accounting firm for 2008.

The Audit Committee has also discussed with management and the independent registered public accounting firm, the quality and adequacy of Republic’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks. The Audit Committee has procedures in place to receive and address complaints regarding accounting, internal control, or auditing and other Company issues.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included as presented in Republic’s Annual Report on Form 10-K for the year ended December 31, 2008.

Members of the Audit Committee:

R. Wayne Stratton, CPA, Chairman

Michael T. Rust

Sandra Metts Snowden

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Certain directors and executive officers, including certain members of the Compensation Committee and members of their immediate families and affiliates, were clients of and had transactions with Republic, Republic Bank & Trust Company or Republic Bank (“the Bank”) during 2008. Transactions which involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collection or present other unfavorable features.

Charles E. Anderson is the retired CEO of The Anderson Group, an insurance agency that is agent of record for the Company’s worker’s compensation insurance, life insurance and long-term disability insurance.  Commissions paid to the agency totaled $90,081 in 2008.

Susan Stout Tamme is the President and CEO of Baptist Healthcare System, Inc. doing business as Baptist Hospital East, a hospital that leases space to Republic. Fees paid by Republic totaled $12,921 for the year ended December 31, 2008.

Craig A. Greenberg is an attorney with the law firm of Frost Brown Todd, LLC, a law firm that provides general legal services to Republic.  Fees paid by Republic totaled $268,868 for the year ended December 31, 2008.

CERTAIN OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

With respect to transactions involving the Company and its directors, officers, and 5% stockholders, the Audit Committee’s charter provides that it will conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval by the Audit Committee is required for all such transactions (other than transactions governed by Regulation O of the Board of Governors of the Federal Reserve System, which have received the approval of the Board of Directors of one of the Company’s bank subsidiaries).  In reviewing a related party transaction, the Audit Committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances.  In addition, the Board of Directors is informed of such related party transactions.

Leasing Arrangements.  Within the Louisville, Kentucky, metropolitan area, Republic leases space in buildings owned by Bernard M. Trager, Chairman of Republic and Jean S. Trager, his spouse, and partnerships in which they own controlling interests, including Jaytee Properties Limited Partnership (“Jaytee”), a shareholder of Republic. Relatives of Bernard M. Trager, including Steven E. Trager and A. Scott Trager, directors and executive officers of Republic, are also partners in Jaytee. See notes to the table under “Share Ownership.” The buildings include Republic Corporate Center, which serves as both the Company’s main office and administrative headquarters in Louisville, Kentucky, and is owned and leased by Teeco Properties, which is owned by Bernard M. Trager. During 2008, additional leasing relations included Republic Bank & Trust Company’s Hurstbourne Parkway, Bardstown Road and Springhurst banking centers, which are all owned and leased to Republic Bank & Trust Company by Jaytee.  In addition, space at the Republic Plaza location is owned and leased to Republic Bank & Trust Company by Jaytee Properties II SPE, LLC, of which Steven E. Trager is manager.  Under certain of these lease arrangements, Republic was responsible for the fit-up and certain build out costs associated with the leased premises at those facilities. Altogether, these affiliates currently lease approximately 179,000 square feet to Republic Bank & Trust Company and Republic Bank & Trust Company pays $274,555 per month in rent, with lease terms expiring between 2009 and 2019. The aggregate annual amount paid under these affiliate leasing arrangements in 2008 was $2,503,156.  In accordance with the Audit Committee charter, each of the above leasing transactions was approved by the Board of Directors and the

Audit Committee and all were determined by the Board of Directors and the Audit Committee to be on terms comparable to those that could have been obtained from unaffiliated parties.

Right of First Offer Agreement.  On September 19, 2007, Republic entered into a Right of First Offer Agreement (the “Agreement”) with Teebank Family Limited Partnership (“Teebank”), and Bernard M. Trager and Jean S. Trager (collectively, the “Tragers”).

The Agreement does not restrict Teebank’s sale of shares of Republic common stock up until the trigger date (the “Trigger Date”) of the second to die of the Tragers.  If Teebank desires to sell to a third party up to 1,000,000 shares of Class A common stock in the nine (9) months following the Trigger Date, Teebank must first offer the shares to Republic.  Republic then has twenty (20) business days after the notice of a proposed sale to exercise the option, subject to satisfaction of any required regulatory notice requirements and receipt of all required regulatory approvals within sixty (60) days of the option exercise.  The option exercise price is the Fair Market Value, as defined in the Agreement, of the shares on the closing date.  Teebank is not required to consummate the transaction if the Fair Market Value on the closing date is less than 95% of the Fair Market Value on the date Teebank first gave notice of the proposed sale.  Republic can exercise the option only if a majority of Republic’s independent directors determine at the time of exercise that the exercise is in Republic’s best interests.

The Agreement terminates on the first to occur of the following: (i) a Change in Control, as defined in the Agreement, of Republic, (ii) Republic’s duty to file reports required under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 is suspended, or (iii) fourteen (14) months following the Trigger Date.  In addition, Teebank may terminate the Agreement following a material change in the anticipated impact of the estate tax laws and regulations upon the Tragers or their estates.

Related Officers.  Bernard M. Trager, Steven E. Trager, A. Scott Trager and Barbara Trager are relatives. Bernard M. Trager is the father of Steven E. Trager and the uncle of A. Scott Trager and Barbara Trager, a non-executive of Republic. A. Scott Trager and Barbara Trager are siblings. Barbara Trager, Senior Vice President and Director of Retail Bank Administration received salary of $120,000, a bonus of $60,000, auto allowance of $9,600 and other standard miscellaneous employee perquisites in 2008.

Relationships with Directors.  There are no additional relationships with Republic directors not described in this section or the previous section of this proxy statement titled “Compensation Committee Interlocks and Insider Participation.”

Indebtedness of Management.  There is no absolute prohibition on personal loans to directors or executive officers of insured depository institutions. However, Federal banking laws require that all loans or extensions of credit by the Bank to the Company’s or the Bank’s executive officers and directors be made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. These loans must be of a type generally made available to the Company’s employees or the public at large.  In addition, loans made to Company or the Bank’s directors must be approved in advance by a majority of the disinterested members of the Board of Directors.

During 2008, directors and executive officers of Republic and other persons or entities with which they are affiliated or with whom they are members of the same immediate family were customers of and had in the ordinary course of business banking transactions with Republic. All loans included in such transactions were generally available to the public, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, which loans do not involve more than the normal risk of collection or present other unfavorable features. As of December 31, 2008, directors, named executive officers and principal shareholders of Republic had loans outstanding of $36.2 million.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Republic’s officers, directors and greater than 10% beneficial owners to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers and directors are required to furnish Republic with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms received, or written representations that there were no unreported holdings or transactions, Republic believes that for the most recent fiscal year all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with on a timely basis.

SOLICITATION OF PROXIES

The cost of solicitation of proxies by the Board of Directors will be borne by Republic.  Some of Republic’s directors and officers who will receive no additional compensation may solicit proxies in person and by telephone, electronic media, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries and custodians, who will be requested to forward the proxy materials to beneficial owners of the Class A Common Stock and Class B Common Stock. Republic will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On January 21, 2009, the Audit Committee selected Crowe Horwath LLP to serve as Republic’s independent registered public accounting firm and auditors for the fiscal year ending December 31, 2008.  On behalf of Republic’s Board of Directors, the Audit Committee of the Board retained Crowe Horwath LLP to audit the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting for 2008.  Crowe Horwath LLP was chosen based on its performance in prior years, its responsiveness, technical expertise and the appropriateness of fees charged.

Crowe Horwath LLP has served as Republic’s independent registered public accounting firm since the 1996 fiscal year. The Company’s independent registered public accounting firm leases space from Jaytee, a limited partnership of which the Chairman, CEO and Vice-Chairman of Republic are partners.  The Company and Crowe Horwath LLP have determined that such leases constitute an arm’s length transaction and comply with all applicable independence standards.  Crowe Horwath LLP representatives are expected to attend the 2009 Annual Meeting and will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.

We are asking our shareholders to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for 2009.  Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting the selection of Crowe Horwath LLP to our shareholders as a matter of good corporate practice.  If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Republic and its shareholders.

The Board of Directors recommends a vote for the proposal to ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2009.

AUDIT FEE TABLE

Year	Audit Fees	Audit Related Fees	All Other Fees

2008	$264,000	$62,050	$9,000
2007	$257,300	$27,575	$9,750

The Audit Committee has approved all services provided by Crowe Horwath LLP during 2008. Additional details describing the services provided in the categories in the above table are as follows:

Audit Related Fees

Fees for audit related services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee Table,” primarily include assistance with the review of various accounting standards and collateral opinion audit for the Company’s borrowings with the Federal Home Loan Bank.

All Other Fees

Fees for all other services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee Table,” relate to a 401(k) benefit plan audit.

The Audit Committee of the Board of Directors has determined that the provision of the services covered under the caption “Audit Related Fees” above, is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee before the completion of the audit.  The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders that want to communicate in writing with the Board of Directors, or specified directors individually, may send proposed communications to Republic’s Corporate Secretary, Michael A. Ringswald at 601 West Market Street, Louisville, Kentucky 40202.  The proposed communication will be reviewed by the Audit Committee and the General Counsel.  If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, is directly applicable to the business of Republic, it is expected that the communication will receive favorable consideration for presentation to the Board of Directors or appropriate director(s).

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as specified in this proxy statement.  If, however, any other matters should properly come before the 2009 Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

Shareholders who desire to present proposals at the 2010 Annual Meeting must forward them in writing to the Secretary of Republic so that they are received no later than November 13, 2009, in order to be considered for inclusion in Republic’s proxy statement for such meeting.  Shareholder proposals submitted after January 26, 2010, will be considered untimely, and the proxy solicited by Republic for next year’s Annual Meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

ANNUAL REPORT

Republic’s 2008 Annual Report on Form 10-K, with certain exhibits, is enclosed with this proxy statement.  The 2008 Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

Any shareholder who wishes to obtain a copy, without charge, of Republic’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, which includes financial statements and financial statement schedules, and is required to be filed with the Securities and Exchange Commission, may contact Michael A. Ringswald, Secretary, at 601 West Market Street, Louisville, Kentucky 40202, or at telephone number (502) 561-7112.

BY ORDER OF THE BOARD OF DIRECTORS

Michael A. Ringswald, Secretary

Louisville, Kentucky
March 13, 2009

Please vote at www.investorvote.com/RBCAA or mark, date, sign, and return the enclosed proxy as promptly as possible, whether or not you plan to attend the 2009 Annual Meeting in person. If you do attend the 2009 Annual Meeting, you may still vote in person, since the proxy may be revoked at any time prior to its exercise by delivering a written revocation of the proxy to the Secretary of Republic.

<STOCK#> NNNNNNNNNNNN 0 2 0 7 4 6 2 NNNNNNNNN Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0102VD 1 U PX + [1] PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. [1] Annual Meeting Proxy Card . Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 01 - Craig A. Greenberg 04 - R. Wayne Stratton 07 - A. Scott Trager 02 - Michael T. Rust 05 - Susan Stout Tamme 08 - Steven E. Trager 03 - Sandra Metts Snowden 06 - Bernard M. Trager 1. Election of Directors: For Withhold For Withhold For Withhold Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. For Against Abstain 2. Ratification of the appointment of Crowe Horwath LLP as the independent registered public accountants for the year ending December 31, 2009. If no choice is specified, this proxy will be voted for the above-named nominees and for the ratification of the appointment of Crowe Horwath LLP as the independent registered public accountants, in accordance with the recommendations of the Board of Directors, with the discretionary authority contained in the proxy statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.

[1] PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. [1] . THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of Republic Bancorp, Inc. hereby nominates and appoints Sandra Metts Snowden and R. Wayne Stratton, with power to act without the other and with full power of substitution, as the undersigned’s true and lawful attorney(s) to vote all of the Class A Common Stock and Class B Common Stock of Republic Bancorp, Inc., standing in the undersigned’s name on the Corporation’s books at the close of business February 17, 2009, with all the powers the undersigned would possess if present in person, at the Annual Meeting of Shareholders to be held on April 23, 2009, or any adjournment thereof. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (Continued and to be signed on reverse side.) Proxy — Republic Bancorp, Inc.